UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 6, 2013
(March 6, 2013)

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

1 Lakeland Park Drive
Peabody, MA	01960
(Address of Principal Executive Offices)	(Zip Code)

(877) 645-7663
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2013, Beacon Roofing Supply, Inc. (“Beacon” or the "Company") issued a press release announcing that Joseph M. Nowicki, age 51, has accepted the position of Executive Vice President, Chief Financial Officer and Treasurer effective March 25, 2013. A copy of the March 6, 2013 press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Mr. Nowicki’s cash compensation will consist of a base annual salary of $400,000. In addition, Mr. Nowicki will participate in Beacon’s Management Cash Bonus Plan described in the Company’s 2013 Proxy Statement. Mr. Nowicki’s base bonus is $200,000 and he will be eligible for a maximum performance bonus of 60% of the base amount, for a maximum bonus potential of $320,000. Mr. Nowicki will also receive an automobile and gasoline allowance available to our other senior executives as described in our 2013 Proxy Statement. In addition, Mr. Nowicki will be reimbursed for relocation expenses, and temporary housing for up to 12 months, and will receive a $50,000 relocation allowance. He will be eligible to participate in the Beacon benefit plans available to all full-time Beacon employees. Lastly, stock options and restricted stock units awarded to Mr. Nowicki by our Compensation Committee effective upon Mr. Nowicki’s start date will be reported on a Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99	Beacon Roofing Supply, Inc. Press Release dated March 6, 2013

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Exhibit Number	Description

Exhibit 99	Beacon Roofing Supply, Inc. Press Release dated March 6, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date:	March 6, 2013	By:	/s/ Rick C. Welker
Rick C. Welker
Vice President & CAO, Acting CFO

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